EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Stifel Financial Corp. of our report dated April 19, 2007 relating to the consolidated financial statements of Ryan Beck Holdings, Inc, which appears in Stifel Financial Corp.'s Current Report on Form 8-K/A dated May 7, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
November 19, 2007